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                                                                   EXHIBIT 10.44


                                TEAMING AGREEMENT


       THIS Agreement is made and entered into on February 20, 2003, by and between GENERAL ATOMICS, hereinafter referred to as the "Prime Contractor," and, SatCon Applied Technology, Inc., hereinafter referred to as the "Subcontractor."

       WHEREAS, the Prime Contractor intends to submit proposals with the assistance of the Subcontractor to customers worldwide (hereinafter referred to as the "Customer(s)") for the design, manufacture, installation and testing of high voltage DC, shipboard power distribution systems, (hereinafter referred to as the "Program Area") in response to various solicitations, and;

       WHEREAS, the Prime Contractor and the Subcontractor desire to define their mutual rights and obligations during the period of this Agreement as it relates to the submittal of said proposals and any subsequent contracts resulting therefrom, consistent with Federal/State laws governing restraint of trade or competition as applicable, and consistent with FAR Subpart 9.6, Contractor Team arrangements.

       NOW THEREFORE, to effectuate the foregoing, the Prime Contractor and the Subcontractor, in consideration of the mutual covenants hereinafter contained, agree as follows:

       1. The proposal will be based on GENERAL ATOMICS being the Prime Contractor of any resultant contracts, and SatCon Applied Technology, Inc. being a subcontractor to GENERAL ATOMICS for the furnishing of professional services and technical support to be utilized in the Program Area. The contemplated general description of work for the Subcontractor's efforts on the Program Area is described in Attachment 1 to this Agreement. However, specific descriptions will be prepared for each bidding opportunity as they arise.

       2. The Prime Contractor will prepare and submit proposals for the Program Area opportunities with assistance from the Subcontractor in technical and cost aspects as they relate to the work defined in the specific Attachment 1 to this Agreement which will be applicable to the opportunity being bid.

       3. Unless the Prime Contractor decides that it will not pursue a specific opportunity within the Program Area, the Subcontractor agrees that it will offer its services exclusively to the Prime Contractor and the Prime Contractor agrees that it will utilize such services exclusively for the specific opportunity that it decides to pursue.

            a. If the Prime Contractor decides to pursue specific opportunities within the Program Area, it will promptly provide written notice of its decision and offer an exclusive subcontract opportunity to the Subcontractor, in which case the parties agree to negotiate in good faith to develop an equitable arrangement to allocate responsibilities and remuneration for the specific opportunity. Upon agreement by the parties to pursue a specific opportunity, the Prime Contractor shall assign the Subcontractor scope within the Program Area to the Subcontractor as sole


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                   source to the Prime Contractor, contingent upon the
                   conditions stated in Item 6 below.

            b. The Subcontractor agrees that it will not submit a proposal directly to the Customer on the Program, if the Prime Contractor is pursuing a specific opportunity within the Program Area utilizing Subcontractor's services. Subcontractor further agrees that it will not assist or agree to contract with any other firm or individual pursuing the same specific opportunity within the Program Area if prime Contractor has provided written notice to Subcontractor of its intent to pursue a specific opportunity utilizing Subcontractor's services.

            C. If the Prime Contractor decides that it will not pursue a specific opportunity in the Program Area, it shall provide notice in writing of its decision to the Subcontractor within 15 days of learning of the opportunity or 30 days prior to the due date of the proposal, whichever comes first. In such case, the Subcontractor may pursue the opportunity directly or as a subcontractor to another prime contractor for that opportunity.

       4. The Prime Contractor shall prepare all proposals and integrate the Subcontractor's data therein. The Prime Contractor shall consult with the Subcontractor on matters affecting the Subcontractor's input to the proposal. When appropriate, the Prime Contractor shall afford the Subcontractor the opportunity to review and comment on the proposal during its preparation, and the Prime Contractor shall evaluate and consider such comments. Subject to the provisions of
            Article 1, as well as other provisions of this Agreement, the Prime Contractor shall have the authority and responsibility for proposal preparation, submittal and negotiation of contract terms and conditions and pricing, provided however, that the Prime Contractor shall use good faith efforts to protect the rights and interests of the Subcontractor. In support of the Subcontractor's obligations in the preparation of the proposal, Subcontractor shall provide the Prime Contractor with a complete technical proposal, including all required cost or pricing data. However, if the cost or pricing data is deemed to be proprietary, it may be provided directly to the U.S. Government. When required by applicable regulations, the Subcontractor shall provide an executed Certificate of Current Cost and Pricing Data. In the event the Prime Contractor is requested to make presentations to the Customer, the Subcontractor agrees to support such presentations as directed by the Prime Contractor and as the presentations relate to the Subcontractor's area of work as defined in Attachment 1 to this Agreement.

       5. The Prime Contractor will recognize and identify the Subcontractor in its proposal and use its best efforts to secure Customer approval of the use of the Subcontractor the scope of work, as defined in Attachment 1 to this Agreement. The Prime Contractor will keep the Subcontractor fully advised of any changes that affect the Subcontractor's area of responsibility.

       6. In the event the Prime Contractor is awarded a contract for the Program, the Prime Contractor and the Subcontractor agree to negotiate in good faith and proceed in a timely manner to conclude a mutually acceptable subcontract for supply of the support described in the Subcontractor's proposal to the Prime Contractor. In the event that negotiations with the Customer result in a substantial change in the Subcontractor's responsibilities from that described in its proposal to the Prime Contractor, the Subcontractor shall have the prior opportunity to consult with the Prime Contractor and

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            review the effect of such change before becoming obligated to perform. The Subcontractor shall have the option to decline all or part of the award by the Prime Contractor if, in the judgment of the Subcontractor, the change of work scope is not in the Subcontractor's best interest or creates an undue financial burden on the Subcontractor.

       7. It is understood by the Prime Contractor and the Subcontractor that any provisions of the subcontract may be subject to the approval of the Customer, regardless of the provisions hereof.

       8.   Limitations on Use of Information:

            A. The parties anticipate that under this Agreement it may be necessary for either party to disclose to the other information which it considers proprietary, hereinafter referred to as "Information." Information will be exchanged in writing and will be clearly stamped proprietary or a similar mark (or for U.S. Government proposal, Information shall be marked in accordance with FAR 15.413) and shall be addressed to the individual identified in Article I 1 hereto as designated to receive proprietary information. Information disclosed by electronic transmission (e-mail or fax) shall similarly be clearly marked as proprietary. Information disclosed orally to either party by the other shall be confirmed as such in writing by the disclosing party within thirty (30) days of such oral discussions.

            B. Each of the parties agrees that it will use the same reasonable efforts to protect Information as are used to protect its own proprietary information. Disclosures of Information shall be restricted to those individuals who are directly participating in the proposal and subcontract efforts identified in Articles 1, 2, and 3 hereof.

            C. Neither party shall reproduce or disclose Information or use it except as follows:

                   (1) Information furnished by the Subcontractor may be used by the Prime Contractor in performing its obligations under this agreement.

                   (2) Information furnished by the Prime Contractor may be used by the Subcontractor in performing its obligations under this Agreement.

                   (3) Information may be used in accordance with any written authorization received from the disclosing party.

            D. The limitations on reproduction, disclosure, or use of Information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of Information with respect to which any of the following conditions exist:

                   (1) If, prior to the receipt thereof under this Agreement, it has been developed independently by the party receiving it, or has been lawfully received from other sources, including the Customer, provided such other source did not receive it due to a breach of this Agreement or any other agreement.

                   (2) If, subsequent to the receipt thereof under this Agreement, (1) it is published by the party furnishing it or is disclosed by the party furnishing it to others, including the Customer, without restriction, or (ii) it has been lawfully obtained by the party receiving it from other sources, including the Customer, provided such other source did not receive it due to a breach of this or any other


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                          Agreement, or (iii) if Information otherwise comes
                          within the public knowledge or becomes generally known to the public.

            E. Neither the execution and delivery of this Agreement, nor the furnishing of any Information by either party shall be construed as granting to the party either expressly, by implication, estoppel, or otherwise any license under any invention or patent now or hereafter owned or controlled by the party furnishing the same.

            F. The Subcontractor agrees that any information provided by the Prime Contractor, which is sub ect to control by the U.S. Government, shall only be utilized subject to the terms and restrictions applicable to its export that the U.S. Government may impose.

            G. Notwithstanding the expiration of the other portions of this Agreement, the obligations and provisions of this Article 8 "Limitations on Use of Information," shall continue for a period of five (5) years from the expiration of this Agreement.

            H. Each party will designate in writing one or more individuals within its organization as the only point(s) for receiving Information exchanged between the parties pursuant to this Agreement.

       9.   Rights in Inventions:

            Inventions shall remain the property of the originating party. In the event of joint inventions, the parties shall establish their respective rights by negotiations between them. In this regard, it is recognized and agreed that the parties may be required to and shall grant license or other rights to each other to inventions, data, and information under such standard provisions which may be contained in the prime contract and any approved subcontract contemplated by this Agreement, provided, however, such license or other rights shall not exceed those required by said contract.

       10. Prior to award of a contract or subcontract, neither party will release for publicity, advertising, or other purposes, any information concerning the Program without first submitting the proposed material to the other party for review and written approval, which approval shall not be unreasonably withheld. Each party will give full recognition and consideration to the role and contributions of the other party in all releases concerning the Program that directly pertains to the other party's area of responsibility.

       11. All communication relating to this Agreement shall be directed only to the specific person designated to represent the Prime Contractor and the Subcontractor on this Program. Each of the parties to this Agreement shall appoint one technical and one administrative representative. These appointments shall be kept current during the period of this Agreement. Communications that are not properly directed to the persons designated to represent the Prime Contractor and the Subcontractor shall not be


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            binding upon the Prime Contractor or the Subcontractor. All technical notices and exchange of proprietary or confidential information shall be addressed to:

               GENERAL ATOMICS                   SUBCONTRACTOR
               Mr. James Zgliczynski             Dr. Gary Bayles
                                                   SatCon Applied Technology
               General Atomics                   161 First Street
               P.O. Box 85608                    Cambridge, MA 02142
               San Diego, CA 92186-5608

            All contractual notices shall be addressed to:

               GENERAL ATOMICS                   SUBCONTRACTOR
               Mr. R. B. Perkins                 Mr. William Ahearn
                                                   SatCon Applied Technology
               General Atomics                   161 First Street
               P.O. Box 85608                    Cambridge, MA 02142
               San Diego, CA 92186-5608

       12. Except for the conditions expressed in the Article 8, "Limitations on Use of Information," this Agreement shall automatically expire and be deemed terminated coincident with any one of the following events or conditions, whichever shall first occur:

            A.     Three years from the effective date of this Agreement.

            B.     Mutual agreement of the parties to terminate the Agreement.

       13. This Agreement shall apply only to proposals for the Program Area and to no other effort undertaken by the Prime Contractor or the Subcontractor jointly or separately. This Agreement shall not preclude either party from bidding or contracting independently from the other on any other Government or industry program, which may develop or arise in the general area of business related to this Agreement.

       14. The parties hereto shall be deemed to be independent contractors, and the employees or agents of one shall not be deemed to be employees or agents of the other.

       15. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the express prior written consent of the other party.

       16. This Agreement contains the entire agreement of the parties and cancels and supersedes any previous understanding or agreement related to this Program, whether written or oral. All changes or modifications to this Agreement must be agreed to in writing between the parties.

       17. Each party to this Agreement will bear its respective costs, risks, and liabilities incurred by it as a result of its obligations and efforts under this Agreement. Therefore, neither the Prime Contractor nor the Subcontractor shall have any right to any reimbursement, payment, or compensation of any kind from each other because of activities during the period prior to the award and execution of any resulting subcontract between the Prime Contractor and the Subcontractor for the Program and work described in the Agreement.


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       18.  This contract and any dispute arising thereunder shall be governed by the laws of the State of California.



GENERAL ATOMICS                          SatCon Applied Technology, Inc.



BY:  /s/ D. I. ROBERTS                   BY: /s/ David B. Eisenhaure
   -----------------------------------      ------------------------------------
   D. I. Roberts                            D. Flodin

TITLE: Senior Vice President             TITLE: Vice President & General Manager
      --------------------------------         ---------------------------------

DATE:           2/20/03                  DATE:           2/20/03
      --------------------------------         ---------------------------------





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                                  ATTACHMENT 1


































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